Exhibit 99.1

CREDIT AGREEMENT

        CREDIT AGREEMENT, dated as of May 17, 2004, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), the direct and indirect subsidiaries of the Company from time to time parties hereto (collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties hereto (the “Banks”) and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks hereunder (in such capacity, the “Agent”).

        W I T N E S S E T H:

        In consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

 "Additional Bank": has the meaning assigned to such term in subsection 9.6(j).

"Affected Bank": has the meaning assigned to such term in Section 2.24.

 “Affiliate”: as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, “control” shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

"Anti-Terrorism Statute": shall mean any Law relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

 “Applicable Margin”: for any LIBOR Loan on any date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

                  Level    Leverage Ratio                     LIBOR Loan

                   I        Less than or equal to                  0.70%
                           0.30 to 1.0

                  II       Less than or equal to 0.40             0.80%
                           to 1.0 but greater than
                           0.30 to 1.0

                  III      Less than or equal to 0.45              1.00%
                           to 1.0 but greater than
                           0.40 to 1.0

                  IV       Greater than 0.45 to 1.0                1.20%

; provided, however, that (a) adjustments, if any, to the Applicable Margin resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall be that applicable under Level IV, (c) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2004, the Applicable Margin shall be that applicable under Level II. Any additional interest on the Loans resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.

        “Application”: in respect of each Letter of Credit issued by an Issuing Bank, an application, in such form as such Issuing Bank may specify from time to time, requesting issuance of such Letter of Credit.

        “Assignment and Acceptance”: an assignment and acceptance entered into by a Bank and a Purchasing Bank, and accepted by the Agent, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Agent.

        “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%). If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Open Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the definition of such term, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Open Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Open Rate, as the case may be.

       "Base Rate Loan": any Loan bearing interest at a rate determined by reference to the Base Rate.

      "Blocked Person": has the meaning assigned to such term in subsection 3.20(b).

      "Borrowers' Representative": has the meaning assigned to such term in Section 2.20. "Borrowing Date": any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement.

        “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close and (a) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, (b) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency and (c) with respect to advances of LIBOR Loans made in Dollars or any other matters relating to LIBOR Loans made in Dollars, such day shall also be a day on which banks are open for dealings in dollar deposits in the London Interbank Market.

        “Capital Lease”:  at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        “Capital Lease Obligations”:  at any time, the amount of the obligations under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.

        “Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        “Change of Control”:  an event or series of events by which (a) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding Voting Stock of the Company, or (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        “Closing Date”: the first date on which all of the conditions precedent set forth in Section 4.1 have been satisfied or waived by the Agent, which date is May 17, 2004.

       "Code": the Internal Revenue Code of 1986, as amended from time to time.

        “Commitment”: as to any Bank, the obligation of such Bank to make Revolver Loans, to issue and/or acquire participating interests in Letters of Credit hereunder and to make or participate in Swing Line Loans, in an aggregate Dollar Equivalent amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule I hereto under the caption “Commitment,” as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Acceptance.

        “Commitment Percentage”: as to any Bank at any time, the percentage which such Bank’s Commitment then constitutes of the Total Commitments at such time (or at any time after the Commitments shall have expired or terminated, the percentage which the amount of such Bank’s Total Exposure bears to the aggregate amount of the Total Exposure of all of the Banks at such time).

       "Commitment Period": the period from and including the date hereof to but not including the Termination Date.

        “Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Compliance Certificate": has the meaning assigned to such term in subsection 5.2(b). "Computation Date": has the meaning assigned to such term in subsection 2.6(a).

        “Consolidated Capitalization”: at any date, the sum of (a) Net Consolidated Debt and (b) shareholders’ equity for the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

        “Consolidated Net Worth”: at any particular date, all items which in conformity with GAAP would be included under stockholders’ equity on a consolidated balance sheet of the Company and its Subsidiaries at such time, excluding any foreign currency translation adjustments (whether positive or negative determined in accordance with GAAP).

        “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

       "Costs": has the meaning assigned to such term in subsection 2.16(d).

        “Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

        “Distribution”: in respect of any Person, (a) dividends or other distributions on Capital Stock of such Person (except distributions in Capital Stock of such Person); (b) the redemption or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock (except when solely in exchange for Capital Stock of such Person); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock.

      "Dollar Equivalent": with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

       “Dollar Equivalent Facility Usage”: at any time the sum of (a) the Dollar Equivalent amount of all Revolver Loans and the aggregate amount of all Swing Line Loans then outstanding, and (b) the Letter of Credit Obligations then outstanding.

        “Dollars” and “$": dollars in lawful currency of the United States of America.

       "Domestic Borrower": shall mean any Borrower that is not a Foreign Borrower.

        “EBIT”: shall mean, for any period, consolidated net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, (d) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (e) any non-cash charge against net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, less extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period.

        “Environmental Laws”: any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

        “Equivalent Amount”: at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency using the average spot rate quoted to the Agent (based on the market rates then prevailing and available to the Agent) or the commercial market rate of exchange, as determined by the Agent, for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

       "Equivalent Currency": has the meaning assigned to such term in the definition of Equivalent Amount. "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

       “Euro”: Euro units.

        “Eurocurrency Rate Reserve Percentage”: the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) of a member bank in such System; and (ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a LIBOR Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Tranches to which a LIBOR Rate applies.

        “Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        “Executive Order No. 13224": shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

        “Existing Credit Agreement”: the Credit Agreement, dated as of June 26, 2000, among the Borrowers, PNC Bank, National Association, as agent, and the banks and financial institutions from time to time parties thereto, as heretofore amended, supplemented or otherwise modified.

        “Existing Letters of Credit”: the collective reference to the letters of credit existing on the Closing Date and described on Schedule III hereto, as each such letter of credit may be amended, supplemented, extended or otherwise modified from time to time.

        “Exposure”: as to any Bank at any date, an amount equal to the sum of (a) the aggregate Dollar Equivalent amount of all Revolver Loans made by such Bank then outstanding, (b) such Bank’s Commitment Percentage of the Letter of Credit Obligations then outstanding and (c) such Bank’s Commitment Percentage of the amount of the Swing Line Loans then outstanding.

        “Extensions of Credit”: the collective reference to Loans made and Letters of Credit issued under this Agreement.

       "Facility Fees": those certain fees payable to the Banks as described in subsection 2.7(a).

        “Facility Fee Rate”: on any date, the percentage per annum set forth below in the column entitled Facility Fee Rate opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

                  Level             Leverage Ratio            Facility Fee Rate

                   I                 Less than or equal to             0.175%
                                    0.30 to 1.0

                  II                Less than or equal to 0.40        0.20%
                                    to 1.0 but greater than
                                    0.30 to 1.0

                  III               Less than or equal to 0.45         0.25%
                                    to 1.0 but greater than
                                    0.40 to 1.0

                  IV                Greater than 0.45 to 1.0           0.30%

; provided, however, that, (a) adjustments, if any, to the Facility Fee Rate resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Facility Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level IV, (c) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Facility Fee Rate shall be recalculated for the applicable period based upon such actual Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2004, the Facility Fee Rate shall be that applicable under Level II. Any additional Facility Fee that is due to the Banks resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Agent.

        “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

        “Federal Funds Open Rate” for any day shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the “open” rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the Open Rate on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

        “Fee Letter”: the letter, dated March 15, 2004, from the Agent to the Company relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby, as amended, supplemented or otherwise modified from time to time.

        “Foreign Borrower”: shall mean any Borrower organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia.

        “Foreign Subsidiary”: shall mean any Subsidiary organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia.

        “GAAP”: at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.

       "Governmental Acts": has the meaning assigned to such term in subsection 2.8(j).

        “Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        “Guaranty Obligation”: as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. Guaranty Obligations of any Person shall include the amount of any future “earn-out” or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.

"Indebtedness": of any Person at any date, without duplication:

(a)     all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business not more than 60 days overdue (or being contested in good faith) and payable in accordance with customary practices), including earn-outs and similar obligations,

(b)     any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

(c)     all Capital Lease Obligations of such Person,

(d)     all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

(e)     all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

(f)     all redemption obligations, prior to the Termination Date, in respect of Redeemable preferred stock of such Person,

(g)     net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice),

(h)     withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan, and

(i)     all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (h) of this definition.

                 The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent": pertaining to a condition of Insolvency. "Intellectual Property": has the meaning ascribed thereto in Section 3.16.

          “Interest Coverage Ratio”: for any period, the ratio of (a) EBIT to (b) interest expense, in each case for the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        “Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each calendar quarter while such Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

       "Interest Period": with respect to any LIBOR Loan:

    (a)        initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their Notice of Borrowing given with respect thereto; and

    (b)        thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Agent in a Notice of Borrowing not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that the foregoing provisions relating to Interest Periods are subject to the following:

(i)

if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iii)
no Interest Period shall extend beyond the Termination Date.

        “Issuing Bank”: PNC Bank, National Association, or such other Bank as designated by the Company to be the Issuing Bank and approved by the Required Banks, in its capacity as issuer of any Letter of Credit; provided that, with respect to an Existing Letter of Credit, “Issuing Bank” shall mean the bank issuing such Existing Letter of Credit.

        “Joinder and Assumption Agreement”: a Joinder and Assumption Agreement substantially in the form of Exhibit D hereto pursuant to which a Subsidiary shall join this Agreement and other Loan Documents, as amended, supplemented or otherwise modified from time to time.

        “Law”: any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

        “Lending Office”: the lending office(s) of the Banks set forth on Schedule I hereto or notice of which has been given to the Agent in accordance with the provisions of this Agreement.

        “Letters of Credit”: collectively, the Existing Letters of Credit and any letters of credit issued by the Issuing Bank under Section 2.8, as amended, supplemented, extended or otherwise modified from time to time.

        “Letter of Credit Coverage Requirement”: with respect to each Letter of Credit at any time, 102% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

       "Letter of Credit Fee": has the meaning assigned to that term in subsection 2.8(b).

        “Letter of Credit Fee Rate”: on any date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

                  Level             Leverage Ratio            Letter of Credit Fee Rate

                   I                 Less than or equal to                  0.70%
                                    0.30 to 1.0

                  II                Less than or equal to 0.40             0.80%
                                    to 1.0 but greater than
                                    0.30 to 1.0

                  III               Less than or equal to 0.45            1.00%
                                    to 1.0 but greater than
                                    0.40 to 1.0

                  IV                Greater than 0.45 to 1.0               1.20%

; provided, however, that (a) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level IV, (c) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2004, the Letter of Credit Fee Rate shall be that applicable under Level II. Any additional fees on the Letters of Credit resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.

        “Letter of Credit Obligations”: at any time, an amount equal to the sum of (a) 100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 2.8(d)(i).

        “Letter of Credit Participant”:  in respect of each Letter of Credit, each Bank (other than the Issuing Bank of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.

       "Leverage Ratio": on any date, the ratio of (a) Net Consolidated Debt on such date to (b) Consolidated Capitalization on such date. "LIBOR Loan": any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

      “LIBOR Rate”:

    (a)        with respect to Loans in Dollars comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate for Dollars quoted by the British Bankers’ Association as set forth on Moneyline Telerate Service (or its appropriate successor, or if the British Bankers’ Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Moneyline Telerate System as may replace display page 3750) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

                                                                                 Average London interbank offered rate quoted by British Bankers'
LIBOR Rate =	Association or appropriate successor as shown on Moneyline Telerate Service display page 3750 1.00 - Eurocurrency Rate Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Loan in Dollars outstanding on the effective date of any change in the Eurocurrency Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

    (b)        with respect to Loans in an Optional Currency comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Moneyline Telerate Service Page (or, if no such quotation is available on such Moneyline Telerate Service Page, on the appropriate Reuters Screen) at approximately 9:00 a.m., Philadelphia time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Tranche (“Optional Currency Euro Rate”) by (ii) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

                  LIBOR Rate   = Optional Currency  Euro Rate
                                  1 - Eurocurrency Rate Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Loan in an Optional Currency outstanding on the effective date of any change in the Eurocurrency Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The LIBOR Rate for any Loans in an Optional Currency shall be based upon the LIBOR Rate for the currency in which such Loans are requested.

        “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

        “Loan Documents”: this Agreement, the Notes, the Joinder and Assumption Agreements, the Sharing Agreement and the Applications, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents.

       "Loans": the collective reference to the Revolver Loans and the Swing Line Loans.

        “Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Borrowers to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

        “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.

        "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        “Net Consolidated Debt”: at any date, the difference between (a) without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (i) earn-outs or similar obligations, (ii) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (iii) Guaranty Obligations in respect of the Indebtedness described in clauses (i) and (ii) above and (b) the aggregate amount of cash and cash equivalents held by the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

        “Net Proceeds”: with respect to the sale or issuance of any Capital Stock by any of the Borrowers after the Closing Date, the net amount equal to (a) the aggregate amount received in cash in connection with such sale or issuance minus (b) the fees, commissions and other out-of-pocket expenses incurred by any of the Borrowers in connection with such sale or issuance other than to any Borrower or any Affiliate thereof.

        “New Bank Joinder”: has the meaning assigned to such term in subsection 2.14(d)

      "New Material Domestic Subsidiary": as defined in Section 5.9. "New Provisions": has the meaning assigned to such term in Section 5.11.

        “Note Purchase Agreement”: means that certain Note Purchase Agreement, dated as of April 8, 1999, between the Company, certain other obligors party thereto and the purchasers party thereto, as amended, supplemented or otherwise modified from time to time.

      “Noteholders”: as defined in Section 9.17.

        "Notes": means the Revolver Notes and the Swing Line Note.

        “Notice of Borrowing”: with respect to a Loan of any Type, a notice from the Borrowers in respect of such Loan, containing the information in respect of such Loan and delivered to the Agent, in the manner and by the time specified pursuant to the terms hereof. A form of the Notice of Borrowing for Loans is attached hereto as Exhibit C.

       "Offered Amount": has the meaning assigned to such term in subsection 2.14(d)

        “Optional Currency”: each of the following currencies: British Pounds Sterling, Euros, and any other currency approved by Agent pursuant to subsection 2.6(d).

         "Original Currency": has the meaning assigned to such term in Section 2.19. "Other Currency": has the meaning assigned to such term in Section 2.19. "Other Taxes": has the meaning assigned to such term in subsection 2.17(b). "Participant": has the meaning assigned to such term in subsection 9.6(f). "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        “Permitted Acquisition”: an acquisition by a Borrower of the stock or assets of a Person, provided that: at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date; provided further, no less than five (5) days prior to consummating any such acquisition in which the aggregate consideration paid by the Borrowers (including payments under non-compete arrangements and assumption of debt) exceeds $20,000,000, the Borrowers shall deliver to the Agent a certificate of a Responsible Officer certifying to the Agent and the Banks that no such Default or Event of Default exists or would exist if such acquisition were consummated on such date.

        “Permitted Liens”: (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

    (b)        any mechanic’s, landlord’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

    (c)        easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Company or any Subsidiary incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary;

    (d)        Liens (other than Liens imposed on any property of the Borrowers or any ERISA Affiliate pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;

    (e)        Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction; provided that:

    (i)        no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed;

    (ii)        the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the lesser of (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed, and;

    (iii)        such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction;

    (f)        Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary;

    (g)        Liens existing upon the date hereof as set forth in Schedule II hereto;

    (h)        judgment and other similar Liens arising in connection with court proceedings, in existence less than thirty (30) days after entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and the claims secured thereby are being actively contested in good faith and by appropriate legal proceedings;

    (i)        Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property;

    (j)        other Liens incidental to the conduct of the Borrowers’ or their Subsidiaries’ businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of importation of goods in the ordinary course of business) or the ownership of any Borrower’s or its Subsidiaries’ property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in its business;

    (k)        Liens in favor of the Company or another Borrower on the assets of any of its Subsidiaries; and

    (l)        Liens on assets of Foreign Subsidiaries securing Indebtedness in an aggregate amount not to exceed at any time $15,000,000.

        “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        “Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

        “Preferred Stock”: means, in respect of any corporation, shares of Capital Stock of such corporation that are entitled to preference or priority over any other shares of the Capital Stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

        “Prime Rate”: the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its principal office in Philadelphia, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

        “Principal Office”: the main banking office of the Agent in Philadelphia, Pennsylvania; provided that, when used in connection with an Issuing Bank, Principal Office shall mean the office designated by such Issuing Bank for such purpose, which in the case of PNC Bank, National Association, shall be its main office in Philadelphia, Pennsylvania unless otherwise designated.

        “Priority Debt”: at any time, without duplication (a) all Indebtedness and Preferred Stock of Subsidiaries (other than (i) Indebtedness of any Subsidiary owed to, or Preferred Stock of any Subsidiary held by, the Company or any Wholly-Owned Subsidiary, and (ii) Indebtedness of any Subsidiary which is a Borrower other than Indebtedness of a Foreign Borrower), plus (b) all Indebtedness of a Subsidiary secured by a Lien permitted under clause (g) of the definition of Permitted Lien.

         "Properties": the collective reference to the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.

        “Proposed New Bank”: has the meaning assigned to such term in subsection 2.14(d).

        "Proposed Noteholder Amendment": as defined in Section 9.17.

        “Publication 500": has the meaning assigned to such term in subsection 2.8(f).

        "Purchasing Bank": has the meaning assigned to such term in subsection 9.6(b). "Ratable Share": with respect to any Bank, such Bank's Commitment Percentage.

        “Redeemable”: with respect to the preferred stock of any Person, each share of such Person’s preferred stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable preferred stock of such Person.

        "Reference Currency": has the meaning assigned to such term in the definition of Equivalent Amount.

        “Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        “Regulation X”: Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        “Reimbursement Obligation”:  in respect of each Letter of Credit, the obligation of the Borrowers to reimburse the applicable Issuing Bank for all drawings made thereunder in accordance with subsection 2.8(d)(i) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.

        “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reportable Event": any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.

        “Requested Increase”: has the meaning assigned to such term in subsection 2.14(d).

        “Required Banks”: at any time, those Banks which are then in compliance with their obligations hereunder holding (a) at least 51% of the Commitments of all such Banks or (b) in the event the Commitments shall have expired or been terminated, at least 51% of the Total Exposure of such Banks; provided that at any time that there are only two Banks, Required Banks shall mean both such Banks.

        “Requirement of Law”: as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

        “Responsible Officer”: with respect to any Borrower, the chief executive officer, president, treasurer, controller or chief financial officer of such Borrower. Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Company.

          "Revolver Loans": has the meaning assigned to such term in subsection 2.1(a). "Revolver Notes": has the meaning assigned to such term in Section 2.3, as the same may be amended, supplemented or otherwise modified from time to time.

        “Sharing Agreement”: as defined in Section 9.17.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        “Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

        “Swing Line Bank”: PNC Bank, National Association, and any successor thereto, or any other Bank to which the Swing Line Commitment is assigned.

        “Swing Line Commitment”: the obligation of the Swing Line Bank to make Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Bank’s name on Schedule I hereto under the caption “Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Acceptance.

        “Swing Line Conversion Date”: has the meaning assigned to such term in subsection 2.1(c)(iv).

        “Swing Line Loan”: has the meaning assigned to such term in subsection 2.1(c)(i).

        “Swing Line Note”: has the meaning assigned to such term in subsection 2.1(c)(iii).

        “Swing Line Repayment Date”: has the meaning assigned to such term in subsection 2.1(c)(ii).

         "Taxes": has the meaning assigned to such term in Section 2.17.

         "Termination Date": the earlier of (a) January 5, 2009 and (b) the date the Commitments are terminated as provided herein.

          "Total Commitments": at any time, the aggregate amount of the Commitments of all of the Banks at such time.

         “Total Exposure”: at any time, the aggregate amount of the Banks’ Exposure at such time.

        “Tranche”: specified portions of Loans outstanding as follows: (a) any Loans to which a LIBOR Rate applies which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period, which are denominated either in Dollars or in the same Optional Currency shall constitute one Tranche, and (b) all Revolver Loans to which the Base Rate applies shall constitute one Tranche.

        “Type”: when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the LIBOR Rate and the Base Rate.

        “USA Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced.

        “Voting Stock”: Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

        “Wholly-Owned Subsidiary”: at any time, any Subsidiary one hundred percent (100%) of all of the equity securities (except directors’ qualifying shares) and Voting Stock of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.

1.2   Other Definitional Provisions.

(a)     Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)     As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)     The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)     The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

SECTION 1. LOANS AND TERMS OF COMMITMENTS

2.1 The Loans.

(a)

Revolver Loans. Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the “Revolver Loans”) to the Borrowers on a joint and several basis from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank’s Commitment; provided, that (i) after giving effect to each such Revolver Loan, the aggregate Dollar Equivalent amount of outstanding Revolver Loans made by such Bank shall not exceed (x) such Bank’s Commitment minus (y) the sum of such Bank’s Ratable Share (based on its Commitment Percentage) of the amount of Swing Line Loans and Letter of Credit Obligations then outstanding, and (ii) no Revolver Loan to which the Base Rate applies shall be made in an Optional Currency. The Commitments may be terminated or reduced from time to time pursuant to Section 2.14. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Commitments, subject to and in accordance with the terms and limitations hereof.

(b)

Type of Loans. The Revolver Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with Sections 2.4 and 2.5; provided, that no Loan shall be made as a LIBOR Loan after the date that is one month prior to the Termination Date.

(c)

Swing Line Loans. (i) Subject to the terms and conditions hereof, the Swing Line Bank may in its discretion make swing line loans in Dollars (the “Swing Line Loans”) to the Borrowers from time to time during the Commitment Period in an aggregate outstanding principal amount up to the amount of the Swing Line Commitment for periods not to exceed seven days as requested by the Borrowers and agreed to by the Swing Line Bank; provided, that, no Swing Line Loan shall be made if, after giving effect to the making of such Swing Line Loan and the simultaneous application of the proceeds thereof, (x) the aggregate amount of all outstanding Swing Line Loans plus the aggregate Dollar Equivalent amount of all outstanding Revolver Loans plus the aggregate amount of the Letter of Credit Obligations then outstanding, would exceed the Total Commitments or (y) the aggregate Dollar Equivalent amount of all Revolver Loans made by a Bank plus such Bank’s Ratable Share (based on its Commitment Percentage) of the amount of Swing Line Loans and Letter of Credit Obligations then outstanding would exceed its Commitment. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Swing Line Commitment, subject to and in accordance with the terms and limitations hereof. The interest rate for a Swing Line Loan shall be the rate that is mutually agreed by the Borrowers and the Swing Line Bank at the time such Swing Line Loan is made or, absent such an agreement, at the Base Rate.

(ii)

The Borrowers may request a Swing Line Loan to be made on any Business Day. Each request for a Swing Line Loan shall be in the form of a Notice of Borrowing (or a request by telephone immediately confirmed in writing, it being understood that the Swing Line Bank may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation) and received by the Agent not later than twelve o’clock noon (12:00) (Philadelphia time) on the Business Day such Swing Line Loan is to be made, specifying in each case (i) the amount to be borrowed, (ii) the requested borrowing date, and (iii) the date such Swing Line Loan is to be repaid, if applicable (the “Swing Line Repayment Date”). The request for such Swing Line Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, the Swing Line Bank shall, not later than 4:00 p.m., Philadelphia time, on the date specified in the Borrowers’ request for such Swing Line Loan, make such Swing Line Loan by crediting the Borrowers’ deposit account with the Swing Line Bank or as otherwise directed by the Borrowers.

(iii)

The obligation of the Borrowers to repay the Swing Line Loans shall be evidenced by a promissory note of the Borrowers dated the date hereof, payable to the order of the Swing Line Bank in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit A-2 (as amended, supplemented or otherwise modified from time to time, the “Swing Line Note”).

(iv)

Swing Line Loans shall be repaid on the earlier of (1) the Termination Date, (2) the Swing Line Repayment Date for such Swing Line Loan or (3) the seventh day after the date such Swing Line Loan was made (any such date being the “Swing Line Conversion Date”). Unless the Borrowers shall have notified the Agent prior to 11:00 a.m., Philadelphia time, on such Swing Line Conversion Date that the Borrowers intend to repay such Swing Line Loan with funds other than the proceeds of a Revolver Loan, the Borrowers shall be deemed to have given notice to the Agent requesting the Banks to make Revolver Loans which shall earn interest at the Base Rate in effect on the Swing Line Conversion Date in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, and subject to satisfaction or waiver of the conditions specified in Section 4.2, the Banks shall, on the Swing Line Conversion Date, make Revolver Loans, which shall earn interest at the Base Rate, in an aggregate amount equal to the amount of such Swing Line Loan plus interest thereon, the proceeds of which shall be applied directly by the Agent to repay the Swing Line Bank for such Swing Line Loan plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Revolver Loans are not received by the Swing Line Bank on the Swing Line Conversion Date in an aggregate amount equal to the amount of such Swing Line Loan plus accrued interest, the Borrowers shall reimburse the Swing Line Bank on the day immediately following the Swing Line Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swing Line Loan over the aggregate amount of such Revolver Loans, if any, received plus accrued interest thereon.

(v)

In the event that the Borrowers shall fail to repay the Swing Line Bank as provided in this Section 2.1(c) in an amount equal to the amount required under Section 2.1(c), the Agent shall promptly notify each Bank of the unpaid amount of such Swing Line Loan and accrued interest thereon and of such Bank’s respective participation therein in an amount equal to such Bank’s pro rata share of such Swing Line Loan and accrued interest thereon (based on its Commitment Percentage). Each Bank shall make available to the Agent for payment to the Swing Line Bank an amount equal to its respective participation therein, in same day funds, at the office of the Agent specified in such notice, not later than 11:00 a.m., Philadelphia time, on the Business Day after the date the Agent notifies each Bank. In the event that any Bank fails to make available to the Agent the amount of such Bank’s participation in such unpaid amount as provided herein, the Swing Line Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Federal Funds Effective Rate for each day during the period between the Swing Line Conversion Date and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Bank to make available to the Agent its pro rata share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Agent its pro rata share of such unpaid amount on the Swing Line Conversion Date. The Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.1(c) with respect to the unpaid amount of any Swing Line Loan, such Bank’s pro rata share of all payments received by the Agent from the Borrowers in repayment of such Swing Line Loan when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.1(c) shall have a direct right to repayment of such amounts from the Borrowers subject to the procedures for repaying Banks set forth in this Section 2.1(c) and the provisions of Section 9.8.

(vi)

In the event the Commitments are terminated in accordance with the terms hereof, the Swing Line Commitment shall also be terminated automatically. In the event the Borrowers reduce the Commitments to less than the Swing Line Commitment, the Swing Line Commitment shall immediately be reduced to an amount equal to the Commitments. In the event the Borrowers reduce the Commitments to less than the outstanding principal amount of the Swing Line Loans, the Borrowers shall immediately repay the amount by which the outstanding Swing Line Loans exceeds the Swing Line Commitment as so reduced plus accrued interest thereon.

(vii)	At no time shall there be more than two outstanding Swing Line Loans. Each Swing Line Loan shall be in an original principal amount of $100,000 or a whole multiple thereof.
(viii)

The Borrowers shall have the right at any time and from time to time to prepay the Swing Line Loans, in whole or in part, without premium or penalty (but in any event subject to Section 2.18), upon prior written, facsimile or telephonic notice to the Swing Line Bank given no later than 1:00 p.m., Philadelphia time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swing Line Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such amount on such date, with accrued interest thereon and any amounts owed under Section 2.18 hereof.

                  2.2  Nature of Banks’ Obligations with Respect to Loans. Each Bank shall be obligated to participate in each request for Loans pursuant to Section 2.4 in accordance with its Commitment Percentage. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party nor shall any other party be liable for the failure of any Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolver Loans or Swing Line Loans on or after the Termination Date.

                2.3 Notes.

(a)     The Revolver Loans made by each Bank shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a “Revolver Note”), payable to the order of such Bank and in a principal amount equal to the amount of the initial Commitment of such Bank; provided, however, that the principal amount of each Revolver Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Each Bank is hereby authorized to record the date, currency, Type and amount of each Revolver Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolver Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Revolver Note. Each Revolver Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

(b)     The Swing Line Loans shall be evidenced by the Swing Line Note, payable to the order of the Swing Line Bank and in a principal amount equal to the amount of the Swing Line Commitment. The Swing Line Bank is hereby authorized to record the date, Type and amount of each Swing Line Loan made by such Bank and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Swing Line Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of the Swing Line Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Swing Line Note. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

     2.4   Procedure for Revolver Loans.

(a)     Except as otherwise provided herein, the Borrowers may from time to time prior to the Termination Date request the Banks to make Revolver Loans by delivering to the Agent, not later than 11:00 a.m., Philadelphia time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in Dollars to which the LIBOR Rate applies and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in an Optional Currency and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed in writing, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolver Loans (expressed in the currency in which such Loans shall be funded) comprising each Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $3,000,000 or, if less, the maximum amount under the Commitments; (iii) whether the LIBOR Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; (iv) the currency in which such Loans shall be funded if the Borrowers are electing the LIBOR Rate, (v) in the case of a Tranche to which the LIBOR Rate applies, the Interest Period for the proposed Loans comprising such Tranche, and (vi) the amount of such Loans requested to be made for the account of one or more Foreign Borrowers with the name of each such Foreign Borrower.

(b)     The Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.4, notify the Banks of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount, currency, and Type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Loans as determined by the Agent in accordance with Section 2.2. Subject to the terms and conditions hereof, each Bank shall remit the principal amount of each Loan in the requested currency to the Agent at the Principal Office (or, with respect to Loans in an Optional Currency, such other Lending Office as the Agent shall from time to time notify such Bank) prior to 2:00 p.m., Philadelphia time (or, with respect to Loans in an Optional Currency, such other time as the Agent shall notify the Banks), on the Borrowing Date requested by the Borrowers in funds immediately available to the Agent. Such borrowing will then be made available to the Borrowers by the Agent crediting the account of the Company on the books of the office specified in subsection 9.2 (or, with respect to Loans in an Optional Currency, the applicable Lending Office of the Agent) with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent. Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank’s portion of such borrowing, the Agent may assume that such Bank has made such portion available in accordance with this subsection 2.4(b) and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that any Bank shall not have made such Bank’s pro rata portion of such borrowing available to the Agent, such Bank and the Borrowers (without prejudice to the Borrowers’ rights against such Bank) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, provided, that, if such Bank shall not pay such amount within three (3) Business Days of such Borrowing Date, the interest rate on such overdue amount shall, at the expiration of such three (3) Business Day period, be the rate per annum applicable to Base Rate Loans. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank’s Loan as part of such borrowing for purposes of this Agreement.

(c)     If in a Notice of Borrowing no election as to the Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan. If a LIBOR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

              2.5 Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 11:00 noon, Philadelphia time, one (1) Business Day prior to conversion, to convert any LIBOR Loan to a Base Rate Loan, (ii) not later than 11:00 a.m., Philadelphia time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Loan into a LIBOR Loan or to continue any LIBOR Loan as a LIBOR Loan for any additional Interest Period, (iii) not later than 11:00 a.m. Philadelphia time, four (4) Business Days prior to continuation, to continue any LIBOR Loan denominated in an Optional Currency as a LIBOR Loan in such currency for an additional period and (iv) not later than 11:00 a.m. Philadelphia time, four (4) Business Days prior to conversion to convert the Interest Period with respect to any Loan in an Optional Currency to another permissible Interest Period, subject in each case to the following:

(a)     a LIBOR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

(b)     any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

(c)     no LIBOR Loan may be continued as such and no Base Rate Loan may be converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

(d)     any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of subsection 2.5(b) or 2.5(c) or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall in the case of a LIBOR Loan denominated in an Optional Currency be prepaid on the last day of the Interest period in effect for such Loan (subject to the provisions of subsection 2.12(c)), or in the case of any other LIBOR Loan be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;

(e)     no LIBOR Loan denominated in an Optional Currency may be converted into a Base Rate Loan or converted into a LIBOR Loan denominated in another Optional Currency;

(f)     the provisions of subsection 2.6(c) limiting under certain circumstances the continuation of LIBOR Loans denominated in an Optional Currency; and

(g)     no Swing Line Loan may be a LIBOR Loan.

        Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default shall have occurred and be continuing. Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion. In connection with each such conversion or continuation requested by the Borrowers, the Borrowers shall deliver to the Agent a Notice of Borrowing or shall make such request by telephone immediately confirmed in writing, it being understood that the Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation.

         2.6 Utilization of Commitments in Optional Currencies.

(a)     The Agent will determine the Dollar Equivalent amount of (i) proposed Loans denominated in an Optional Currency as of the requested Borrowing Date, and (ii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) and (ii), a “Computation Date”).

(b)     The Banks shall be under no obligation to make the Loans requested by the Borrowers which are denominated in an Optional Currency if any Bank notifies the Agent by 5:00 p.m., Philadelphia time, three (3) Business Days prior to the Borrowing Date for such Loans that such Bank cannot due to market conditions provide its share of such Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans that the Optional Currency is not then available for such Loans, and the Agent shall promptly thereafter notify the Banks of the same. If the Borrowers receive a notice described in the preceding sentence, the Borrowers may, by notice to the Agent not later than 5:00 p.m., Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans, withdraw the Notice of Borrowing for such Loans. If the Borrowers withdraw such Notice of Borrowing, the Agent will promptly notify each Bank of the same and the Banks shall not make such Loans. If the Borrowers do not withdraw such Notice of Borrowing before such time, (i) the Borrowers shall be deemed to have requested that the Loans referred to in their Notice of Borrowing shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Loans and shall bear interest at the Base Rate, and (ii) the Agent shall promptly deliver a notice to each Bank stating: (A) that such Loans shall be made in Dollars and shall bear interest at the Base Rate, (B) the aggregate amount of such Loans, and (C) such Bank’s Ratable Share of such Loans.

(c)     If the Borrowers deliver a Notice of Borrowing pursuant to Section 2.5 requesting that the Banks continue as a LIBOR Loan an outstanding Tranche of Loans denominated in an Optional Currency, the Banks shall be under no obligation to continue such LIBOR Loan if any Bank delivers to the Agent a notice by 5:00 p.m., Philadelphia time, three (3) Business Days prior to effective date of such continuation that such Bank cannot due to market conditions provide or continue Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the effective date of such continuation that the continuation of such Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Banks of the same. If the Agent shall have so notified the Borrowers that any such continuation of Optional Currency Loans is not then available, any notice of continuation with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be prepaid on the last day of the Interest Period with respect to any such Optional Currency Loans, subject to the provisions of subsection 2.12(c) and to the Borrowers’ right to reborrow in Dollars or in another Optional Currency pursuant to Section 2.4.

(d)     The Borrowers may deliver to the Agent a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided, that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Agent may grant or deny such request in its sole discretion. The Agent will promptly notify the applicable Banks of any such request and whether the Agent has granted or rejected such request. The Agent will promptly notify the Borrowers of the acceptance or rejection by the Agent of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent approves the Borrowers’ request.

(e)     The Agent may, with respect to notices by the Borrowers for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify the Borrowers and the Banks of such rounded amounts and the Borrowers’ request or notice shall thereby be deemed to reflect such rounded amounts.

     2.7 Fees.

(a)     The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, on each March 31, June 30, September 30 and December 31 during the Commitment Period and on the date on which the Commitments shall be permanently reduced or terminated as provided herein, a facility fee (the “Facility Fee”) at a rate per annum equal to the Facility Fee Rate in effect from time to time on the amount of the Commitments during the preceding quarter (or shorter period commencing with the date hereof or ending on the Termination Date or the date on which the Commitments shall be reduced). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Facility Fees due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the Termination Date. The Agent shall distribute the Facility Fees among the Banks pro rata in accordance with their respective Commitment Percentages.

(b)     The Borrowers jointly and severally agree to pay the Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter.

(c)     The foregoing fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the foregoing fees shall be refundable under any circumstances.

           2.8  Letter of Credit Subfacility.

(a)

The Borrowers may request the issuance of a Letter of Credit by delivering to the Issuing Bank a completed Application and agreement for letters of credit in such form and with such other certificates, documents and information as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Philadelphia time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other applicable Banks set forth in this Section 2.8, the Issuing Bank will issue a Letter of Credit, provided, that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than five (5) Business Day prior to the Termination Date, and provided further, that in no event shall (i) the amount of the Letter of Credit Obligations at any one time exceed the lesser of (x) $20,000,000, or (y) the Total Commitments minus the Dollar Equivalent amount of the outstanding Revolver Loans and Swing Line Loans or (ii) the sum of the aggregate Dollar Equivalent amount of all Revolver Loans made by a Bank plus such Bank’s Ratable Share (based on its Commitment Percentage) of the amount of Swing Line Loans and Letter of Credit Obligations then outstanding exceed its Commitment. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Letter of Credit Participant to exceed any limits imposed by any applicable Requirement of Law. Notwithstanding the provisions of this subsection 2.8, the Banks and the Borrowers hereby agree that the Issuing Bank may issue upon the Borrowers’ request, one or more Letter(s) of Credit which by its or their terms may be extended for additional periods of up to one year each provided that (i) the initial expiration date (or any subsequent expiration date) of each such Letter of Credit is not later than five (5) Business Days prior to the Termination Date then in effect, and (ii) renewal of such Letters of Credit, at the Issuing Bank’s discretion, shall be available upon written request from the Borrowers to the Issuing Bank at least thirty (30) days (or such other time period as agreed by the Borrowers and the Agent) before the date upon which notice of renewal is otherwise required.

(b)

The Borrowers shall pay in Dollars (i) to the Agent for the ratable account of the Banks a fee (the “Letter of Credit Fee”) computed at the Letter of Credit Fee Rate in effect from time to time and (ii) to the Agent for the account of the Issuing Bank a fronting fee equal to 0.125% per annum, on the daily average undrawn stated amount of outstanding Letters of Credit (including Existing Letters of Credit) (computed in each case on the basis of the actual number of days such Letters of Credit are outstanding in a year of 360 days), which amounts shall be payable quarterly in arrears commencing with the last Business Day of each March, June, September and December following the Closing Date and on the Termination Date. The Borrowers shall also pay to the Agent in Dollars for the sole account of the Issuing Bank, the Issuing Bank’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. Once paid, all of the above fees shall be nonrefundable under all circumstances. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

(c)

  (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each Letter of Credit Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Letter of Credit Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Letter of Credit Participant’s own account and risk, an undivided interest equal to such Letter of Credit Participant’s Commitment Percentage in the Issuing Bank’s obligations and rights under each Letter of Credit issued by the Issuing Bank hereunder (including Existing Letters of Credit which shall be deemed to be issued hereunder) and the amount of each draft paid by the Issuing Bank thereunder. Each Letter of Credit Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit issued by the Issuing Bank for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Letter of Credit Participant shall pay to the Issuing Bank upon demand at the Issuing Bank’s address for notices specified herein an amount equal to such Letter of Credit Participant’s Commitment Percentage of the amount of such draft or any part thereof, which is not so reimbursed. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

(ii)

If any amount required to be paid by any Letter of Credit Participant to the Issuing Bank pursuant to subsection 2.8(c)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is not paid to the Issuing Bank on the date such payment is due from such Letter of Credit Participant, such Letter of Credit Participant shall pay to the Issuing Bank on demand an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Bank submitted to any Letter of Credit Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(iii)

Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Letter of Credit Participant its pro rata share of such payment in accordance with subsection 2.8(c)(i), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such Letter of Credit Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Letter of Credit Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

(d)

(i) Each Borrower jointly and severally agrees to reimburse the Issuing Bank in respect of a Letter of Credit on each date on which a draft presented under such Letter of Credit is paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its Principal Office in Dollars and in immediately available funds.

(ii)

Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the Base Rate plus 2.0% and shall be payable on demand by the Issuing Bank.

(e)

(i) The obligations of the Borrowers under this subsection 2.8 shall be joint and several. The Borrowers also jointly and severally agree with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrowers’ Reimbursement Obligations under subsection 2.8(d)(i) shall not be affected by, among other things (x) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by the Issuing Bank shall not have constituted gross negligence or willful misconduct of the Issuing Bank or (y) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (z) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.

(ii)

The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank’s gross negligence or willful misconduct.

(iii)

Each Borrower jointly and severally agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on such Borrower and shall not result in any liability of the Issuing Bank to such Borrower.

(f)

If any draft shall be presented for payment to the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit and any other obligation expressly imposed by the provisions of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (“Publication 500”) other than Article 48(g) thereof, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

(g)	To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

(h)

Each Borrower agrees jointly and severally to be bound by the terms of each Application and the Issuing Bank’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower’s own. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowers’ instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. To the extent not otherwise inconsistent with this Agreement, the provisions of Publication 500 are hereby made a part of this Agreement with respect to the obligations in connection with each Letter of Credit.

(i)

Each Bank’s payment obligation under subsection 2.8(c) and the obligations of the Borrowers to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable under any circumstances, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i)	any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrowers or any other Person for any reason whatsoever;

(ii)	any lack of validity or enforceability of any Letter of Credit;

(iii)

the existence of any claim, set-off, defense or other right which the Borrowers or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrowers and the beneficiary for which any Letter of Credit was procured);

(iv)

any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

(v)	payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vi)	any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers;

(vii)	any breach of this Agreement or any other Loan Document by any of the Borrowers;

(viii)	the occurrence or continuance of an insolvency proceeding with respect to the Borrowers;

(ix)	the fact that an Event of Default or a Default shall have occurred and be continuing;

(x)	the fact that the Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(j)

In addition to amounts payable as provided in Section 9.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Bank and the Banks from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called “Governmental Acts”).

(k)

As between the Borrowers and the Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, cable, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder.

        In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not create any liability of the Issuing Bank to the Borrowers or any Bank.

                     2.9  Interest Rates and Payment Dates. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Revolver Loans as selected by it from the Base Rate or LIBOR Rate set forth below applicable thereto, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Loans comprising any Tranche, provided, that there shall not be at any one time outstanding more than ten (10) Tranches in the aggregate (excluding Swing Line Loans). If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank’s highest lawful rate, the rate of interest on such Bank’s Loan shall be limited to such Bank’s highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.

(a)     Subject to the provisions of Section 2.10, (i) each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate, and (ii) each Swing Line Loan shall bear interest at the Base Rate or another rate to which the Borrowers and the Swing Line Bank agree.

(b)     Subject to the provisions of Section 2.10, each LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent, such rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or in the case of Pounds Sterling, on the basis of a 365-day year) equal to the LIBOR Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.

(c)     Interest on each Revolver Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, that (i) interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section and (ii) accrued and unpaid interest on such Loans shall be payable on the Termination Date, as the case may be. Interest on each Swing Line Loan shall be payable on the day such Swing Line Loan becomes due, including the Termination Date.

(d)     As soon as practicable the Agent shall notify the Borrowers and the Banks of (i) each determination of a LIBOR Rate and (ii) the effective date and the amount of each change in the interest rate on a LIBOR Loan or Base Rate Loan. Each determination of an interest rate by the Agent, pursuant to any provision of this Agreement (including this Section 2.9 and Section 2.10) shall be conclusive and binding on the Borrowers and the Banks in the absence of clearly demonstrable error). At the request of the Borrowers, the Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.9(a) and (b).

          2.10 Default Interest. Upon the occurrence of and during the continuance of an Event of Default under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder, shall bear interest from the date of such occurrence at a rate per annum which is equal to two percent (2%) in excess of the Base Rate (after as well as before judgment). Upon the occurrence of and during the continuance of an Event of Default other than under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest from the date that the Agent, at the written request of the Required Banks, shall send notice to the Company of the application of the default rate at a rate per annum which is equal to two percent (2%) in excess of the Base Rate (after as well as before judgment).

        2.11 Pro Rata Treatment of Loans and Payments; Facility Fees.

(a)     Except as required under Section 2.13, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans (other than the Swing Line Loans), each payment of interest on such Loans, each payment of Facility Fees and Letter of Credit Fees, and each reduction of the Commitments, shall be made pro rata among the Banks in accordance with their respective Commitment Percentages.

(b)     Except as provided in subsection 2.1(c), each borrowing of a Swing Line Loan, each payment or prepayment of principal of a Swing Line Loan, each payment of interest on the Swing Line Loans and each reduction of the Swing Line Commitment shall be for the sole account of the Swing Line Bank.

(c)     Each Bank agrees that in computing such Bank’s portion of any borrowing to be made hereunder, the Agent may, in its discretion, round each Bank’s percentage of such borrowing to the next higher or lower whole Dollar amount.

          2.12  Payments.

(a)     The Borrowers shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 11:00 a.m., Philadelphia time, on the date when due to the Agent at its offices set forth in Section 9.2 for the ratable accounts of the Banks in Dollars in immediately available funds; provided that, any payments of principal of or interest on a Loan in an Optional Currency shall be made not later than the time that the Borrowers shall be notified by the Agent for payments with respect to such Optional Currency, on the date due in immediately available funds at the Lending Office at which such Loan was made in such funds as may then be customary for the settlement of international transactions in such other Optional Currency. Such payments shall be made without set-off or counterclaim of any kind. The Agent shall promptly distribute such amounts to the applicable Banks in immediately available funds. The Agent’s and each Bank’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required).

(b)     Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder (other than payments on LIBOR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder on a LIBOR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(c)     The entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrowers default in their obligations to do so, the Required Banks may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers’ obligations under this subsection shall survive termination of this Agreement.

          2.13   LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available

(a)

The Agent shall have the rights specified in subsection 2.13(c) if on any date on which a LIBOR Rate would otherwise be determined, the Agent shall have determined that adequate and reasonable means do not exist for ascertaining such LIBOR Rate.

(b)
The Agent shall have the rights specified in subsection 2.13(c) if at any time:

(i)

any Bank shall have determined that the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

(ii)

the Required Banks shall have determined that the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made impracticable by compliance by such Banks in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

(iii)
any Bank shall have determined that such LIBOR Rate will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

(iv)

any Bank shall have determined that after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a LIBOR Rate applies are not available to such Bank in the London interbank market.

(c)

In the case of any event specified in subsection 2.13(a) above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in subsection 2.13(b) above, such Bank(s) shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank(s), in the case of such notice given by such Bank(s), to allow the Borrowers to select, convert to or renew a LIBOR Rate or select an Optional Currency (as applicable) shall be suspended until the Agent shall have later notified the Borrowers, or such Bank(s) shall have later notified the Agent, of the Agent’s or such Bank(s)', as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection 2.13(a) and the Borrowers have previously notified the Agent of their selection of, conversion to or renewal of a LIBOR Rate and such interest rate has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan to the extent permitted hereunder. If any Bank notifies the Agent of a determination under subsection 2.13(b), the Borrowers shall, subject to the Borrowers’ indemnification obligations under subsection 2.18 as to any Loan of the Bank to which a LIBOR Rate applies, on the date specified in such notice either (i) as applicable, convert such Loan (if not denominated in an Optional Currency) to the Base Rate or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 2.15. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate upon such specified date unless such Loan is in an Optional Currency in which case such Loan shall be prepaid.

                2.14 Termination, Reduction and Increase of Commitments.

(a)

The Commitments and the Swing Line Commitment shall be automatically terminated on the Termination Date whereupon all Revolver Loans and Swing Line Loans and accrued interest thereon shall become due and payable.

(b)

Upon at least five (5) Business Days’ prior irrevocable written (including facsimile) notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $1,000,000 or in a whole multiple thereof, and (ii) the Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Dollar Equivalent Facility Usage at such time would exceed the Total Commitments at such time.

(c)

Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Agent for the account of the Banks on the date of each termination or reduction of the Commitments the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

(d)

(i)  The Borrowers may at any time and from time to time, subject to the last sentence hereof, request an increase in the Commitments by sending a written notice thereof to all of the Banks and the Agent. Such notice shall specify the total amount of the increase requested by the Borrowers (the “Requested Increase”); provided that, (i) the Requested Increase shall be in an amount equal to at least $10,000,000 and (ii) the Total Commitments shall not at any time exceed $150,000,000 less the aggregate amount of any permanent reductions of the Commitments pursuant to subsection 2.14(b) hereof. The fees, if any, for any increase in the Commitments shall be determined at the time of any request for any such increase. Each Bank shall respond in writing to the Borrowers (with a copy simultaneously sent to the Agent), within thirty (30) days of receipt of a Requested Increase (or such shorter period as the Agent and the Borrowers shall agree), stating the maximum amount, if any, by which such Bank is willing to increase its Commitment (the “Offered Amount”). If the total of the Offered Amount for all of the Banks is greater than the Requested Increase, the Requested Increase shall be allocated amongst the offering Banks as the Borrowers and the Agent shall agree and, absent any such agreement, pro rata based on each Bank’s then existing Commitment Percentage. Any Bank that increases its Commitment shall execute and deliver to the Agent a duly completed commitment and acceptance in form and substance acceptable to the Agent, and the Borrowers shall pay to the Agent a processing and recordation fee of $3,500. If the total of the Offered Amount for all of the Banks is equal to or less than the Requested Increase (x) unless the Borrowers and the Agent shall otherwise agree, each Bank’s Commitment shall increase by its Offered Amount and (y) the Borrowers may, subject to the consent of the Agent, offer the difference, if any, between the Requested Increase and the amount of the increase in the Commitments pursuant to clause (x) above to one or more new banks or other financial institutions (each a “Proposed New Bank”). If the Borrowers request that a Proposed New Bank join this Agreement and provide a Commitment hereunder, the Borrowers shall at least seven (7) days prior to the date (or such other period as the Agent and the Borrowers shall agree) on which such Proposed New Bank proposes to join this Agreement notify the Agent of the name of the Proposed New Bank and the amount of its proposed Commitment and deliver a duly completed joinder agreement with respect to such Proposed New Bank in form and substance acceptable to Agent (the “New Bank Joinder”), together with a processing and recordation fee of $3,500. Upon the consent of the Agent to a Proposed New Bank joining this Agreement (which consent shall not be unreasonably withheld or delayed), such Proposed New Bank shall join this Agreement pursuant to the provisions of subsection 9.6(j), including that its minimum Commitment be at least $5,000,000 or such lesser amount as the Agent shall agree.

(i)

Following any increase in Commitments pursuant to this subsection 2.14(d), the Agent shall send to the Banks and the Borrowers a revised Schedule I setting forth each Bank’s new Commitment. Such schedule shall replace the existing Schedule I if no Bank objects thereto within ten (10) days of its receipt thereof.

(ii)

Notwithstanding anything to the contrary in this subsection 2.14(d), (x) the Borrowers may not request an increase in the Commitments if at the time of such request a Default or Event of Default shall exist and (y) no increase in the Commitments (including by way of the addition of a Proposed New Bank) shall become effective if on the date that such increase would become effective, a Default or Event of Default shall exist.

           2.15 Prepayment of Loans.

(a)     The Borrowers shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to subsection 2.18), upon prior written, telecopy or telephonic notice to the Agent given, in the case of Base Rate Loans, no later than 11:00 am., Philadelphia time, one (1) Business Day before any proposed prepayment, and in the case of LIBOR Loans, no later than 11:00 a.m., Philadelphia time, three (3) Business Days before any such proposed prepayment. In each case the notice shall specify the date, amount and currency of each such prepayment, whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment shall be in the principal amount of at least (i) with respect to prepayments of Base Rate, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (ii) with respect to prepayments of Loans in Dollars that bear interest at the LIBOR Rate, $3,000,000 or in whole multiples of $100,000 in excess thereof, and (iii) with respect to prepayment of Loans in an Optional Currency, the Dollar Equivalent of $3,000,000 or in whole multiples of $100,000 in excess thereof.

(b)     On the date of any termination or reduction of the Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage at such time would not exceed the aggregate amount of the Commitments at such time.

(c)     If on any Computation Date the amount of the Dollar Equivalent Facility Usage is greater than the Total Commitments at such time, as applicable, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage shall not exceed the Total Commitments after giving effect to such prepayments.

(d)     All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrowers prepay a Revolver Loan, all outstanding Swing Line Loans shall (unless the Swing Line Bank shall otherwise agree) first be repaid from the proceeds thereof. If the Borrowers fail to specify the applicable Tranche which the Borrowers are prepaying, the prepayment shall, subject to the immediately prior sentence, be applied to Base Rate Loans, then to Dollar LIBOR Loans and then to Optional Currency Loans, with payments applied to LIBOR Loans being applied in order of next maturing Interest Periods. Any prepayment hereunder shall be subject to the Borrowers’ obligation to indemnify the Banks under Section 2.18.

(e)     Upon receipt of any notice of prepayment, the Agent shall promptly notify each Bank thereof.

(f)     Amounts prepaid pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.

         2.16 Requirements of Law.

(a)

In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)

shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan made by it or payments by the Borrowers of principal, interest, fees or other amounts due from the Borrowers hereunder, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.17 and changes in the rate of tax on the net income or franchise taxes of such Bank or a surcharge on the net income or franchise taxes of such Bank);

(ii)

shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any Bank or any Lending Office of any Bank which is not otherwise included in the determination of the interest rate on such LIBOR Loan hereunder; or

(iii)
shall impose on any Bank or any Lending Office of any Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or its Lending Office, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, maintaining any commitment hereunder or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection setting out in reasonable detail the calculation thereof, submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b)     In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank’s or such corporation’s capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, such additional amount or amounts as will compensate such Bank for such reduction. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(c)     Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.16(a) or (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

(d)     Failure or delay on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital (“Costs”) shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Bank under paragraph (a) or (b) above with respect to Costs with respect to any period prior to the date that is three months prior to the date such Bank knew or should reasonably have been expected to be aware of (i) the circumstances giving rise to such Costs, (ii) the fact that such circumstances would in fact result in a claim for increased compensation by reason of such Costs, and (iii) the exact amount of such Costs; provided further that the foregoing limitation shall not apply to any Costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three month period.

        2.17  Taxes.

(a)     All payments made by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Taxes”). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent and each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

(b)     In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as “Other Taxes”).

(c)     The Borrowers shall indemnify the Agent and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by the Agent or any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or a Bank makes written demand therefor.

(d)     Within 30 days after the date of any payment of any Taxes by the Borrowers, if available, the Borrowers shall furnish to the Agent and each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(e)     Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subsections 2.17(a) through (d) shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

(f)     Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent on or prior to the Closing Date in the case of each initial Bank and on or prior to the effective date of the Assignment and Acceptance or New Bank Joinder pursuant to which it becomes a Bank in the case of each other Bank (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form (including, if applicable, Form W-8ECI, W-8BEN or W-8IMY), as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms (including, if applicable, Form W-8ECI, W-8BEN or W-8IMY) or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If any form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in subsection 2.17(a). Each Bank shall deliver to the Borrowers and the Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to Taxes of the United States of America.

(g)     Notwithstanding the foregoing subsections 2.17(a) through (e), the Borrowers shall not be required to pay any additional amounts to any Bank in respect of United States withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the requirements of subsection 2.17(f) or (ii) such Bank shall not have furnished the Company with such forms listed in subsection 2.17(f) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

(h)     If the Agent or any Bank receives a refund in respect of Taxes or Other Taxes paid by the Borrowers, which in the good faith judgment of the Agent or such Bank is allocable to such payment, it shall, if no Event of Default has occurred, promptly pay such refund to the Borrowers, net of all out-of-pocket expenses (including any taxes to which such Bank has become subject as a result of its receipt of such refund) of the Agent or such Bank incurred in obtaining such refund and without interest; provided, however, that the Borrowers agree to promptly return such refund (plus all out-of-pocket expenses including any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent or the applicable Bank, as the case may be, if it receives notice from the Agent or such Bank that the Agent or such Bank is required to repay such refund to such governmental authority. Nothing contained in this Section 2.17(h) shall require the Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrowers or any other Person.

         2.18  Indemnity.

(a)     The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan or Swing Line Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans or Swing Line Loans which are not Base Rate Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of LIBOR Loans or Swing Line Loans which are not Base Rate Loans on a day which is not the last day of an Interest Period with respect thereto (or, in the case of a Swing Line Loans on the date such Swing Line Loan is due), including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Bank is entitled to receive under this Section 2.18 submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be paid by the Borrowers promptly upon demand by such Bank. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b)     For the purpose of calculation of all amounts payable to a Bank under this subsection, each Bank shall be deemed to have actually funded its relevant LIBOR Loan or Swing Line Loan through the purchase of a deposit bearing interest at the LIBOR Rate or the applicable rate on such Swing Line Loan, as the case may be, in an amount equal to the amount of that LIBOR Loan or Swing Line Loan, as the case may be, and having a maturity comparable to the relevant Interest Period or applicable period for such Swing Line Loan; provided, however, that each Bank may fund each of its LIBOR Loans, and the Swing Line Bank may fund its Swing Line Loans, in any manner it sees fit, and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19   Judgment Currency.

(a)     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b)     The obligation of the Borrowers in respect of any sum due from the Borrowers to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

2.20   Borrowers’ Representative. Each of the Borrowers hereby appoints the Company as its non-exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each of the other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates. (In such capacity, the Company is herein referred to as the “Borrowers’ Representative.”) The Agent and the Banks shall be entitled to rely exclusively on the Borrowers’ Representative’s authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Agent and the Banks for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers’ Representative’s actions pursuant to this Section 2.20 and the Agent’s and the Banks’ reliance thereon and hereon. Notice from the Borrowers’ Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers’ Representative shall be deemed to be notice to all of the Borrowers. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents.

2.21   European Monetary Union. (a) If, as a result of the implementation of the European monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by the Borrowers in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the European monetary union. Prior to the occurrence of the event or events described in clauses (i) and (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that Optional Currency.

(b)     The Borrowers agree, at the request of the Agent, to compensate the Agent or any Bank for any loss, cost, expense or reduction in return that the Agent or such Bank shall reasonably determine shall be incurred or sustained by the Agent or such Bank as a result of the implementation of the European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Agent or such Bank setting forth the determination of the amount or amounts necessary to compensate the Agent or such Bank shall be delivered to the Borrowers through the Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay the Agent or such Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(c)     The Borrowers agree at the time of or at any time following the implementation of any changes to the European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such changes, and to place the Banks and the Borrowers in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Optional Currency it replaced.

2.22  Foreign Borrower Obligations. (a)Notwithstanding the joint and several liability of the Borrowers under this Agreement, the obligations of each Foreign Borrower on account of principal and interest and Reimbursement Obligations shall be limited to the principal amount advanced to such Foreign Borrower and its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower and its Subsidiaries and, in each case, interest thereon. Each Foreign Borrower shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Foreign Borrower to the total amount of Loans outstanding hereunder.

(b)     Any Foreign Borrower may from time to time deliver a termination notice to the Agent requesting that it no longer be a party hereto. Such termination shall be effective two Business Days after receipt by the Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 5.9 hereof.

2.23 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Bank, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Bank, cause such Bank and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrowers or the rights of any Bank pursuant to Sections 2.16 or 2.17.

2.24 Substitution of Banks. Upon the receipt by the Borrowers from any Bank (an “Affected Bank”) of a notice under Section 2.13(b) or a claim under Section 2.16 or 2.17, the Borrowers may: (a) request one or more of the other Banks to acquire and assume all or part of such Affected Bank’s Loans and Commitment; or (b) replace such Affected Bank by designating another bank or financial institution that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank or institution shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to such replaced Bank on and as of the date of replacement, (iv) the Borrowers shall be liable to such replaced Bank under Section 2.18 if any LIBOR Loan owing to such replaced Bank shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Bank on the date of such replacement, (v) the replacement bank or institution, if not already a Bank, shall be reasonably satisfactory to the Agent, (vi) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrowers or replacement Bank shall be obligated to pay the registration and processing fee) and (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

        To induce the Agent and the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants to the Agent and each Bank that:

      3.1 Financial Condition.

(a)     The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2003 and the related consolidated statements of income and of cash flows for the period ended on such date, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

(b)     The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2004 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

3.2  No Change. Since December 31, 2003, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3  Corporate Existence; Compliance with Law. Each of the Borrowers and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4   Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement, the Applications and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications or any other Loan Document. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5   No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Applications and the other Loan Documents by the Borrowers, the Extensions of Credit extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or Contractual Obligation.

3.6  No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

3.7 No Default. Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8 Taxes. Each of the Borrowers has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no federal tax Lien has been filed against any of the Borrowers or any of their Subsidiaries.

3.9  Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Borrowers will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

3.10 ERISA. Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7.1(i)) or Reportable Event has occurred with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan of which any Borrower or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992. Neither a Reportable Event nor an “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan. No termination of a Single Employer Plan has occurred, and no Lien on assets of any of the Borrowers or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period.

3.11  Investment Company Act. None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.12  Public Utility Holding Company Act. No Borrower is subject to regulation as a “holding company”, subject to regulation as an “affiliate” of a “holding company”, or subject to regulation as a “subsidiary company” of a “holding company”, in each case under the Public Utility Holding Company Act of 1935, as amended.

3.13  Environmental Matters. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:

(a)     The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

(b)     The Properties and all operations and facilities at the Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof. None of the Borrowers nor any of their Subsidiaries have assumed any liability of any Person under Environmental Laws.

(c)     Neither the Company nor any other Borrower nor any of their Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Company or such other Borrower or Subsidiary, nor is the Company nor any other Borrower or Subsidiary aware or have reason to believe that any such action is being contemplated, considered or threatened.

(d)     Materials of Environmental Concern have not been generated, treated, stored, transported, disposed of, at, on, from or under any of the Properties by any of the Borrowers nor any of their Subsidiaries, nor have any Materials of Environmental Concern been transferred by any of the Borrowers or any of their Subsidiaries from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or any Subsidiary thereof in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to liability under any applicable Environmental Law.

(e)     There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of each Borrower and its Subsidiaries after reasonable inquiry, contemplated or threatened under any Environmental Laws to which the Company or any Subsidiary is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

(f)     There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of the Company or any of its Subsidiaries in connection with the Properties or otherwise in connection with the business operated by the Company or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any Environmental Law.

3.14   No Material Misstatements. No financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Agent or any Bank in connection with the negotiation of this Agreement, any Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Banks with respect to the performance of one or more Borrowers of its or their obligations hereunder or thereunder.

3.15  Title to Properties The Borrowers have good and marketable title to or valid leasehold interest in all material properties, assets and other rights which they purport to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except for minor defects in title that do not interfere in any material respect with their ability to conduct their businesses as presently conducted. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.

3.16  Intellectual Property. Each of the Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

3.17  List of Subsidiaries. All of the Subsidiaries of each Borrower as of the date hereof are listed on Schedule 3.17 to this Agreement under its name, and the respective number of shares of authorized Capital Stock and issued and outstanding Capital Stock are as set forth on such schedule.

3.18  Solvency. Each of the Borrowers is, and after receipt and application of the initial Loans hereunder will be, solvent such that: (a) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, Guaranty Obligations, (b) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business. Each Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (b) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged.

3.19  Insurance. All insurance policies and bonds maintained by the Borrowers and their Subsidiaries or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and their Subsidiaries in accordance with prudent business practice in the industry of the Borrowers and their Subsidiaries.

3.20  Anti-Terrorism Laws.

(a)

General. None of the Borrowers nor any Subsidiary or Affiliates of any of the Borrowers is in violation of any Anti-Terrorism Law nor does any Borrower engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)

Executive Order No. 13224. None of the Borrowers nor any of their respective Subsidiaries, Affiliates or agents acting or benefiting in any capacity in connection with the Loans made or the Letters of Credit issued hereunder or other transactions contemplated by this hereby, is any of the following (each a “Blocked Person”):

(i)	a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)	a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)	a Person with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)	a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)

a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)	a Person who is an Affiliate of a Person listed above.

No Borrower, nor to the knowledge any Borrower, any of its Subsidiaries, Affiliates or agents acting in any capacity in connection with the Loans made or the Letters of Credit issued hereunder or other transactions contemplated hereby (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

SECTION 2. CONDITIONS PRECEDENT

4.1  Conditions to Closing. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent:

(a)     Credit Agreement and Notes. The Agent shall have received (i) this Agreement, (A) executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Bank, and (B) executed and delivered by a duly authorized officer of each Bank, (ii) for the account of each Bank, a Revolver Note and (iii) a Swing Line Note for the account of the Swing Line Bank, in the case of clauses (ii) and (iii) hereof, conforming to the requirements hereof and executed by a duly authorized officer of each Borrower.

(b)     Corporate Proceedings; No Default. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of such Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (ii) the Extensions of Credit contemplated hereunder and that such resolutions attached thereto have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of a Borrower and (C) that the representations contained in Section 3 are true and correct, that the Borrowers are in compliance with all covenants contained herein and there exists no Default or Event of Default after giving effect to the initial Loans hereunder.

(c)     Corporate Documents. The Agent shall have received true and complete copies of the articles or certificate of incorporation certified by the Secretary of State or similar official of the state of organization of each Borrower (or, in the case of the Company, an affidavit from Esquire Assist, Ltd. to the effect that, based on a search of the records of the Pennsylvania Corporation Bureau, the Company is a subsisting Pennsylvania corporation), and the by-laws of each Borrower, in each case, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Borrower. The documents and certifications of the Secretary or an Assistant Secretary contemplated in this subsection may be included within the certificate contemplated by subsection 4.1(b) above.

(d)     Fees and Expenses. The Agent shall have received (i) the fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Agent in connection with the transactions contemplated by the Loan Documents.

(e)     Legal Opinion. The Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrowers substantially in the form of Exhibit E.

(f)     Good Standing. The Agent shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Borrower other than Foreign Borrowers.

(g)     Existing Credit Agreement. The Existing Credit Agreement shall have been terminated and all Indebtedness thereunder shall have been repaid in full.

(h)     Insurance. The Agent shall have received certificate of insurance with respect to the Borrowers’ fire, casualty, liability and other insurance.

(i)     Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

4.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

(a)     Representations and Warranties. Each of the representations and warranties made by each Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)     No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

        Each request by the Borrowers for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the conditions contained in this Section 4.2 have been satisfied.

SECTION 3. AFFIRMATIVE COVENANTS

        Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid, or any other amount is owing to any Bank or the Agent hereunder, such Borrower shall:

5.1  Financial Statements. Furnish to each Bank:

(a)     as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Company (or such shorter period as required by clause (ii) below), a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company’s independent certified public accountants, such financial statements to be certified by PriceWaterhouseCoopers LLP or other nationally recognized independent certified public accountants selected by the Company, without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (it being understood and agreed that (i) delivery of the Company’s report on form 10-K as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Banks any such report later than five days after the date such report is required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission); and

(b)     as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company (or such shorter period as required by clause (ii) below), unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal year-end audit adjustments) (it being understood and agreed that (i) delivery of the Company’s report on form 10-Q as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Banks any such financial statements later than five days after the date such financial are required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission).

5.2   Certificates; Other Information. Furnish to each Bank:

(a)     concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Company’s independent certified public accountants reporting on such financial statements stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default, except as specifically indicated;

(b)     concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Company (each a “Compliance Certificate”) showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1, together with a certificate of a Responsible Officer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;

(c)     upon the request of the Agent, which request shall be at the direction of the Required Lenders, promptly upon their becoming available to a Borrower, any reports, including management letters, submitted to a Borrower by its independent accountants in connection with any annual, interim or special audit; and

(d)     promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including but not limited to all taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

5.4 Maintenance of Existence. Except as otherwise permitted in Section 6.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Insurance; Property.

(a)     Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker’s compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary.

(b)     Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in conformity with GAAP and all Requirements of Law; and upon reasonable notice permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with their independent certified public accountants.

5.7 Notices. Promptly give notice to the Agent and each Bank of:

(a)     the occurrence of any Default or Event of Default;

(b)     any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary thereof or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary thereof and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(c)     any litigation or proceeding affecting any Borrower or any Subsidiary thereof which, if adversely determined, could have a Material Adverse Effect, as reasonably determined by the Company’s corporate counsel;

(d)     the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) an assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992; and

(e)     an event which has had or could reasonably be expected to have a Material Adverse Effect.

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers and their Subsidiaries propose to take with respect thereto.

5.8 Environmental Laws.

(a)     Comply with, and require compliance by all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect;

(b)     Comply with all final lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws; and

(c)     Defend, indemnify and hold harmless the Agents and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with any Borrower or any of their Subsidiaries, any Property or any activities relating to any other property or business of a Borrower or its Subsidiaries or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys’ and consultants’ fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

5.9 Notice and Joinder of New Subsidiaries. Notify the Agent as soon as practicable of its ownership of any Subsidiary that is not a Borrower (other than a Foreign Subsidiary) in which the aggregate amount of loans and investments made by the Borrowers in such Subsidiary, or the assets of which, exceeds $5,000,000 (a “New Material Domestic Subsidiary”), and cause such New Material Domestic Subsidiary to execute and deliver to the Agent within sixty (60) days after the date such New Material Domestic Subsidiary is acquired or otherwise exceeds the $5,000,000 threshold set forth above, a Joinder and Assumption Agreement pursuant to which it shall, among other things, become a Borrower hereunder. The Company may elect at any time to have any Foreign Subsidiary become a Borrower hereunder (subject to the provisions of Section 2.22(a) hereof) by executing and delivering to the Agent a Joinder and Assumption Agreement.

3.10 Use of Proceeds. Use the proceeds of the Loans (i) for working capital and general corporate purposes in the ordinary course of business including to pay all or a portion of the purchase price for Permitted Acquisitions and repurchases of Capital Stock of the Company and (ii) to repay Indebtedness under the Existing Credit Agreement.

3.11 Subsequent Credit Terms. Notify the Agent in writing prior to entering into any new credit arrangement or any amendment or modification of any existing credit arrangement, in each case providing debt financing of $5,000,000 or more, pursuant to which any of the Borrowers agrees to (a) financial covenants, (b) other than with respect to Capital Leases or purchase money financing, limitations on liens or (c) limitations on incurring debt, which in any such case are less favorable in any material respect to any of the Borrowers than those contained in this Agreement (any such less favorable provisions, the “New Provisions”). Effective upon any Borrower’s entry into any such agreement, amendment or modification, this Agreement, at the option of the Required Banks in their sole discretion, shall be and shall be deemed to be immediately amended to add the New Provisions (until such agreement is terminated and all amounts owing thereunder are repaid, at which point the New Provisions shall no longer be effective); provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement if any such agreement, amendment or modification is more favorable to such Borrower. Each of the Borrowers hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.11.

3.12 Tax Shelter Regulations. None of the Borrowers intends to treat any Extension of Credit or other transactions under this Agreement as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Borrowers determines to take any action inconsistent with such intention, such Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If any Borrower so notifies the Agent, such Borrower acknowledges that one or more of the Banks may treat its Extensions of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

3.13 Anti-Terrorism Laws.. The Borrowers and their respective Subsidiaries, Affiliates and agents shall not (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making of or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrowers shall deliver to the Banks any certification or other evidence reasonably requested from time to time by any Bank, confirming the Borrowers’ compliance with this Section 5.13.

SECTION 6. NEGATIVE COVENANTS

        Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid, or any other amount is owing to any Bank or Agent hereunder, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1 Financial Condition Covenants.

(a)     Consolidated Net Worth. Permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $198,900,000, plus (ii) fifty percent (50%) of net income after taxes of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for each fiscal quarter commencing with the fiscal quarter ending March 31, 2004 and ending with the fiscal quarter for which such calculation is made exclusive of any fiscal quarters in which net income after taxes is a negative (i.e., a loss), plus (iii) one hundred percent (100%) of the aggregate Net Proceeds realized from any sales of Capital Stock of the Company (other than the issuance of Capital Stock to an employee, officer or director in connection with compensation arrangement under a plan, contract or other arrangement pursuant to which any of the following may be received: stock, restricted stock or restricted stock units, phantom stock, stock options, warrants, convertible securities, performance units and performance shares, and similar instruments) occurring after the Closing Date.

(b)     Leverage Ratio. As of the last day of any fiscal quarter of the Company, permit the Leverage Ratio to be greater than .50 to 1.0.

(c)     Interest Coverage Ratio. As of the last day of any fiscal quarter of the Company, permit the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such date to be less than 2.50 to 1.

(d)     Priority Debt. Permit at any time Priority Debt to exceed 18% of Consolidated Capitalization.

6.2  Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

6.3 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

(a)     any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Borrower (provided that (i) such Borrower shall be the continuing or surviving corporation or such surviving or continuing corporation becomes a Borrower hereunder and (ii) no Domestic Borrower may merge into a Foreign Subsidiary unless such Domestic Borrower shall be the continuing or surviving corporation); and

(b)     any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to a Borrower, (ii) to any Subsidiary (other than a Foreign Subsidiary) not required under Section 5.9 to be a Borrower hereunder both immediately before and after such transaction, or (iii) as permitted by Section 6.4 of this Agreement; and

(c)     subject to the terms of Section 5.9 hereof, any Subsidiary of the Company that is not a Borrower may be merged or consolidated with any other Subsidiary of the Company which is not a Borrower;

provided, that immediately after any such transaction referred to in paragraphs (a), (b) and (c) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.

6.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests and Capital Stock or equity interests in any Subsidiary that is or is required to be a Borrower hereunder), whether now owned or hereafter acquired, except:

(a)     any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrowers’ or their Subsidiaries’ business;

(b)     transactions involving the sale or lease of inventory in the ordinary course of business;

(c)     the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;

(d)     as permitted by Section 6.3; and

(e)     in addition to the above subsections 6.4(a) through 6.4(d), conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers or any Subsidiary thereof; provided, that the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year of the Company does not exceed ten percent (10%) of the Company’s consolidated total assets as of the beginning of such fiscal year, and provided, further, that such conveyances, sales, leases, assignments, transfers or other dispositions are for consideration which the officers or Board of Directors of the applicable Borrower or Subsidiary deems to be fair and reasonable.

6.5 Limitation on Distributions. At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary thereof) in respect of the Borrowers or any Subsidiary thereof (other than a Distribution payable to the Company or from a Subsidiary to another Subsidiary), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, no Default or Event of Default would exist.

6.6 Transactions with Affiliates. Except as expressly permitted in this Agreement or between the Company and any Subsidiary or between Subsidiaries, directly or indirectly enter into any transaction or arrangement whatsoever (including without limitation any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s and its Subsidiaries’ business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

6.7 Limitation on Acquisitions. Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial amount of the property or assets (including, without limitation, Capital Stock) of any Person except for Permitted Acquisitions.

6.8 Fiscal Year. Permit the fiscal year of any Borrower to end on a day other than December 31.

6.9 Limitation on Conduct of Business. Permit the general nature of the business of the Borrowers and their Subsidiaries, taken as a whole, to be substantially changed from the general nature of the businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a)     A Borrower (i) shall fail to pay when due any principal on any Note or any Reimbursement Obligation when due, or (ii) shall fail to pay any other amount payable hereunder or thereunder (including without limitation any fees) within five (5) Business Days after the date due in accordance with the terms thereof or hereof; or

(b)     Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

(c)     A Borrower shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

(d)     A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days with respect to Sections 5.3, 5.4 or 5.8 of this Agreement and five (5) Business Days with respect to all other applicable provisions; or

(e)     A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Notes) or in the payment of any Guaranty Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created and the aggregate amount of such Indebtedness and/or Guaranty Obligations in respect of which such default or defaults shall have occurred is at least $10,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is (x) with respect to Section 10.3 of the Note Purchase Agreement or any similar covenant, to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable, with the giving of notice if required, and (y) with respect to all other defaults, events or conditions, to cause such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable; or

(f)     (i) A Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or

(g)     One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 30 days from the entry thereof; or

(h)     Any Change of Control shall occur; or

(i)     Without limiting the covenants and representations made herein relating ERISA matters (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(j)     the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the legal and beneficial ownership of each other Borrower except for directors qualifying shares or pursuant to a transaction permitted under Section 6.3 or Section 6.4; or

(k)     the Agent shall have received or sent a Notice of Election to Share, as defined in, and pursuant to, the Sharing Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments and the Swing Line Commitment (including the obligations of the Issuing Bank to thereafter issue Letters of Credit and the Banks to participate therein) shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and (B) if such event is any other Event of Default, with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, (i) by notice to the Company declare the Commitments and the Swing Line Commitment to be terminated forthwith, whereupon the Commitments, the Swing Line Commitment and the obligations of the Banks to make Loans, and the obligation of the Issuing Bank to issue Letters of Credit and the Banks to participate in any Letters of Credit or Swing Line Loans thereafter issued shall immediately terminate; (ii) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); and/or (iii) by notice to the Company require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for their obligations under this Agreement, the Notes and the Applications, an amount equal to the Letter of Credit Coverage Requirement, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such obligations. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Borrowers shall execute and deliver to the Agent, for the account of the Issuing Bank and the Letter of Credit Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to it and the Banks under the Loan Documents and applicable Law (including, without limitation, under the Sharing Agreement).

SECTION 8. THE AGENT

8.1 Appointment. Each Bank hereby irrevocably designates and appoints PNC Bank, National Association as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes PNC Bank, National Association, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent. PNC Bank, National Association agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by a Borrower or any officer thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrowers (or any of them) to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers (or any of them).

8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification. The Banks agree to indemnify each of the Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation, if any, of the Borrowers to do so) in Dollars, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or an Issuing Bank in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or an Issuing Bank under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s or an Issuing Bank’s gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms “Bank” and “Banks” shall include the Agent in its individual capacity.

8.9 Successor Agent. The Agent may resign as Agent upon 30 days’ notice to the Banks and the Borrowers. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). If no successor agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 60 days after the retiring Agent’s giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint an interim successor agent. Any interim successor agent appointed under the preceding sentence may be replaced at any time by a successor agent designated by the Required Banks and subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). Any such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent’s resignation as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.10 No Reliance on Agent’s Customer Identification Program. Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Company, any of its Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

8.11 USA Patriot Act. Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

8.12 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.

SECTION 4. MISCELLANEOUS

9.1 Amendments and Waivers. Neither this Agreement, any Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note, any Loan or any installment thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder or extend the period for payment thereof, or change the duration or the amount of any Bank’s Commitment in each case without the consent of the Bank affected thereby or (b)  amend, modify or waive any provision of this Section, or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or change a Bank’s right to receive its pro-rata distribution of payments and proceeds, or release all or substantially all of the collateral (if any) securing the Loans, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 2.1(c) or any other provision affecting Swing Line Loans without the written consent of the then Swing Line Bank, or (d) amend, modify or waive any provision of Section 2.8 or any other provisions affecting Letters of Credit without the written consent of the Issuing Bank, or (e) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2 Notices; Lending Offices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including electronic transmission, facsimile transmission or posting on a secured Web site), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission notice, when sent during normal business hours with electronic confirmation or otherwise when received, or in the case of electronic transmission, when received and in the case of posting on a secured Web site, upon receipt of (a) notice of such posting and (b) rights to access such Web site, addressed as follows in the case of the Borrowers, and the Agent, the Swing Line Bank or the Issuing Bank, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrowers     c/o West Pharmaceutical Services, Inc.
         or any of them:   101 Gordon Drive
                           Lionville, PA 19341
                           Attention: Michael A. Anderson
                           Facsimile: 610-594-3014

         The Agent,        PNC Bank, National Association
         the Swing Line    1600 Market Street
         Bank or the       Philadelphia, PA 19103
         Issuing Bank:     Attention: Frank A. Pugliese
                           Facsimile: (215) 585-6985

         with a copy to:   PNC Bank, National Association
                           Agency Services
                           PNC Firstside Center
                           500 First Avenue, 4th Floor
                           Pittsburgh, PA  15219
                           Attention:  Lisa Pierce
                           Facsimile:  412-762-8672

provided that (a) any notice, request or demand to or upon the Agent, the Issuing Bank or the Banks pursuant to Sections 2.4, 2.5, 2.8, 2.14 and 2.15 or to or upon the Swing Line Bank, shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by facsimile or nationally recognized overnight courier. Schedule I lists the Lending Offices of each Bank. Each Bank may change its Lending Office by written notice to the other parties hereto.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

9.5 Payment of Expenses and Taxes. Each of the Borrowers jointly and severally agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and the syndication of, this Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to (or proposed amendment, supplement or modification to) this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith, and the administration of this Agreement, the other Loan Documents and the revolving credit facility provided herein (including in connection with the transactions referred to in Section 9.17 hereof), including without limitation, the reasonable fees and disbursements of counsel, (c) pay or reimburse the Bank and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, (d) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of or in any other way arising out of or relating to, this Agreement, the Notes, the other Loan Documents or any such other documents contemplated by or referred to herein or therein or any action taken by any Bank or the Agent with respect to the foregoing including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Laws applicable to the operations of the Borrowers or their Subsidiaries (all the foregoing, collectively, the “indemnified liabilities”), provided, that the Borrowers shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

9.6 Successors and Assigns.

(a)     Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of a Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

(b)     Each Bank may, in accordance with applicable law, sell to any Bank or Affiliate thereof and, with the consent of the Company and the Agent (which consents shall not be unreasonably withheld or delayed), to one or more banks or other financial institutions (each, a “Purchasing Bank”) all or any part of its interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) so long as the Commitments are in effect, such assignment shall be in an amount not less than $5,000,000 (or such lesser amount as the Company and the Agent shall agree in their sole discretion), (ii) the parties to each such assignment shall execute and deliver to the Agent and the Company for its acceptance an Assignment and Acceptance, together with the Revolver Note subject to such assignment and a processing and recordation fee of $3,500; provided that no fee shall be payable with respect to any assignment by a Bank to an Affiliate thereof, (iii) unless otherwise agreed by the Agent and the Company in their sole discretion, such assignment shall be of all or a pro rata portion of such assigning Bank’s Commitment and the Loans (other than Swing Line Loans) thereunder (i.e. no Bank may sell a non-pro rata interest) and (iv) the Swing Line Commitment and all outstanding Swing Line Loans may only be assigned in their entirety to a Bank then having a Commitment. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (or such shorter period as the Company and the Agent may agree in their sole discretion), (A) such Purchasing Bank shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 5.8(c) and 9.5 (to the extent that such Bank’s entitlement to such benefits arose out of such Bank’s position as a Bank prior to the applicable assignment). To the extent that an assignment of all or any portion of a Bank’s rights and obligations pursuant to this Section 9.6 would, at the time of such assignment, result in increased costs under Section 2.16 or 2.17 compared to those being charged by the assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay the Purchasing Bank such excess increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the assignment). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents. Notwithstanding any provision of this Section 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

(c)     By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment and Swing Line Commitment, if applicable, and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrowers or any Subsidiary thereof or the performance or observance by the Borrowers or any Subsidiary thereof of any of its or their obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Purchasing Bank will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Bank’s exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Bank under this Agreement.

(d)     The Agent shall maintain at its offices a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitments and Swing Line Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time. Such information maintained by the Agent shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement.

(e)     Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company (to the extent required above) and the Agent) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein and (iii) give notice thereof to the Banks. Within five (5) Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrender of the original Note(s) (A) a new Note to the order of such Purchasing Bank in an amount equal to the amount of the Commitment assumed and (B) if the assigning Bank has retained a Commitment, a new Note to the order of such assignor in the amount equal to the Commitment retained by it. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s); such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1 hereto, with respect to a Revolver Note and Exhibit A-2 hereto, with respect to the Swing Line Note. Canceled Notes shall be returned to the Company.

(f)     Each Bank may without the consent of the Company or the Agent sell participations to one or more banks or other entities (each a “Participant”) in all or any portion of any Loan owing to such Bank, any Note held by such Bank, any Commitment and Swing Line Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, however, that (i) such Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrowers, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant, (vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or releases any guarantor of such Loan or releases all or substantially all of the collateral, if any, securing such Loan.

(g)     If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 9.8. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 5.8(c) and 9.5 with respect to its participation in the Commitments, Swing Line Commitment and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

(h)     If any Participant of a Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to subsection 2.17(f) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

(i)     Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

(j)     As provided in subsection 2.14(d) hereof, any Proposed New Bank shall, at least seven (7) days before the proposed effective date of such Proposed New Bank’s joinder hereto, complete, execute and deliver to the Agent a New Bank Joinder, together with a processing and recordation fee of $3,500. Such New Bank Joinder shall include, among other things, a joinder to this Agreement and otherwise be in form and substance acceptable to the Agent and the Borrowers. Upon the effective date of such joinder and the obtaining of the Agent’s consent (which consent shall not be unreasonably withheld or delayed), such Proposed New Bank shall become a party hereto (hereinafter referred to as an “Additional Bank”) and shall be one of the Banks hereunder for all purposes, except as provided below. Such Additional Bank’s rights and the rights of any existing Bank which increases its Commitment pursuant to subsection 2.14(d) shall be limited in the following respects: (i) on the effective date of such joinder or increase, the Borrowers shall repay all outstanding Revolver Loans that are Base Rate Loans, if any, and reborrow a like amount of Revolver Loans that are Base Rate Loans from the Banks, including the Additional Bank, according to their new Commitment Percentages and (ii) such Additional Bank or existing Bank which increases its Commitment shall not participate in any Revolver Loans that are LIBOR Loans (except, with respect to an existing Bank, with respect to its existing interest) which are outstanding on the effective date of such joinder or increase but shall participate in all new Loans made to the Borrowers after the effective date of such joinder or increase in accordance with its new Commitment Percentage, including, without limitation, new LIBOR Loans and renewals and conversions of LIBOR Loans. If the Borrowers should (i) renew after the effective date of such joinder or increase any Revolver Loans that are LIBOR Loans existing on such effective date or (ii) convert after the date of such joinder or increase any Revolver Loans that are LIBOR Loans existing on such effective date, the Borrowers shall be deemed to repay the applicable LIBOR Loans on the conversion or renewal date, as the case may be, and then reborrow a similar amount on such date so that the Additional Bank and any Bank that increases its Commitment shall participate in such LIBOR Loans after such renewal or conversion date in accordance with its Commitment Percentage. Simultaneously with the execution and delivery of such joinder, or the increase in a Bank’s Commitment, the Borrowers shall execute a new Revolver Note for such Additional Bank or existing Bank. Notwithstanding the foregoing, upon the occurrence of an Event of Default prior to the date on which such Additional Bank or such existing Bank that is increasing its Commitment is holding Revolver Loans that are LIBOR Loans equal to its pro rata share (in accordance with its then Commitment Percentage without giving effect to any termination of the Commitments), such Bank shall, upon notice from the Agent, on or after the date on which the Revolver Loans are accelerated or become due following such Event of Default, pay to the Agent (for the account of the other Banks, to which the Agent shall pay their pro rata share thereof promptly after receipt) a sum equal to such Bank’s pro rata share of each Revolver Loan that is a LIBOR Loan then outstanding with respect to which such Bank does not then hold its pro rata share in accordance with its Commitment Percentage; such payment by such Bank shall constitute a Base Rate Loan hereunder.

9.7   Disclosure of Information. Unless otherwise consented to by the Company in writing, each of the Banks and the Agent agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement; provided that nothing herein shall prevent any Bank from disclosing any such information (a) to the Agent or any other Bank, (b) to any Participant, Purchasing Bank, Additional Bank or Proposed New Bank (or prospective Participant, Purchasing Bank, Additional Bank or Proposed New Bank) so long as such Participant, Purchasing Bank, Additional Bank or Proposed New Bank (or prospective Participant, Purchasing Bank, Additional Bank or Proposed New Bank) agrees to comply with the requirements of this Section 9.7, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, including any bank or other examiners, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) which has been publicly disclosed other than in breach of this Agreement, including judicial process, or (g) in connection with the exercise of any remedy hereunder or under the Notes.

9.8 Adjustments; Set-off.

(a)     If any Bank (a “benefited Bank”) shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), in a greater proportion than its Ratable Share of any such payment to or collateral received by any other Bank, if any, in respect of such other Bank’s Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefited Bank shall purchase for cash from the other Banks such portion of each such other Bank’s Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefited Bank is required to pay interest thereon, in which case each Bank returning funds to the benefited Bank shall pay its pro rata share of such interest. Each of the Borrowers, jointly and severally agrees that each Bank so purchasing a portion of another Bank’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

(b)     In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of an Event of Default, each Bank shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of one or more Borrowers. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.9  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Banks.

9.10  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11  Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.12  GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.13  Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14  Acknowledgments. Each of Borrowers hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

(b)     neither the Agent nor any Bank has any fiduciary relationship to the Borrowers (or any of them) and the relationship hereunder between the Agent and Banks, on the one hand, and the Borrowers, on the other hand, is solely that of debtor and creditor; and

(c)     no joint venture exists among the Banks or among the Borrowers (or any of them) and the Banks.

9.15 No Right of Contribution. On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Banks against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Banks hereunder and under the Notes are paid in full.

9.16 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

9.17 Sharing Agreement. Promptly after the Closing Date, the Company shall discuss with the holders (collectively, the “Noteholders”) of those certain notes issued by the Company and certain of its Subsidiaries pursuant to the Note Purchase Agreement entering into an amendment to the Note Purchase Agreement (the “Proposed Noteholder Amendment”) to clarify that it will not breach the Note Purchase Agreement if a New Material Domestic Subsidiary joins the Credit Agreement as a Borrower pursuant to the terms of Section 5.9 hereof provided that such New Material Domestic Subsidiary executes a guaranty of the obligations of the Company and certain of its subsidiaries under the Note Purchase Agreement. Each of the Agent and the Banks hereby agrees that if, in connection with the Company’s discussions with the Noteholders, the Noteholders require as a condition precedent to entering into the Proposed Noteholder Amendment that the Agent, the Banks and the Noteholders enter into a Sharing Agreement, the Agent and the Banks shall execute and deliver a Sharing Agreement substantially in the form of Exhibit F hereto (any such agreement, as amended, supplemented or otherwise modified from time to time, the “Sharing Agreement”) provided that (a) each of the Noteholders executes and delivers the Sharing Agreement; (b) the Noteholders, the Company and the applicable Subsidiaries of the Company enter into the Proposed Noteholder Amendment, and the Proposed Noteholder Amendment is in form and substance reasonably acceptable to the Agent and (c) clauses (a) and (b) above both are satisfied on or before December 31, 2004.

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                              WEST PHARMACEUTICAL SERVICES, INC.

                              By: ________________________________
                              Name: ______________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES GROUP LIMITED

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WPS LABORATORIES, INC.

                              By: ________________________________
                              Name: ______________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES CANOVANAS, INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES VEGA ALTA , INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              WEST PHARMACEUTICAL SERVICES CLEVELAND , INC.

                              By: ________________________________
                              Name: _____________________________
                              Title: _______________________________

                              PNC BANK, NATIONAL ASSOCIATION,
                               as a Bank and as Agent

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                              WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                              BANK OF AMERICA, N.A.

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                              CITIZENS BANK OF PENNSYLVANIA,
                                 as a Bank

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                              NATIONAL CITY BANK, as a Bank

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                              MANUFACTURERS AND TRADERS TRUST COMPANY, as a Bank

                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________

                                            SCHEDULE I

                                 BANKS AND COMMITMENT INFORMATION

 Bank and Lending Office(s)                            Commitments

                                              Revolver            Swing Line

 PNC Bank, National Association              $30,000,000          $15,000,000
1600 Market Street, 21st Floor
Philadelphia, PA   19103
Attention:  Frank A. Pugliese
Facsimile:  215-585-6985

Wachovia Bank, National Association         $25,000,000                   $0
1339 Chestnut Street
PA 4152
Philadelphia, PA  19107
Attention:  Jeanette Griffin
Facsimile:  267-321-6702

Bank of America, N.A.                       $20,000,000
1101 Wootton Parkway
Suite 400
Rockville, MD  20852
Attention:  Barbara Levy
Facsimile:  301-517-3140

Citizens Bank of Pennsylvania               $20,000,000                   $0
3025 Chemical Road, Suite 300
Plymouth Meeting, PA  19462
Attention:  Mark Torie
Facsimile:  610-941-4136

National City Bank                          $15,000,000                   $0
One South Board Street, 14th Floor
Philadelphia, PA  19107
Attention:  Thomas McDonnell
Facsimile:  267-256-40001

Manufacturers and Traders Trust Company     $15,000,000                   $0
2055 South Queen Street, 2nd Floor
York, PA  17403
Attention:  Joshua Becker
Facsimile:  717-771-4914

Total Commitments                           $125,000,000         $15,000,000

                                     SCHEDULE II

                                    EXISTING LIENS

                                     SCHEDULE III

                              EXISTING LETTERS OF CREDIT

                                     SCHEDULE 3.17

                                     SUBSIDIARIES

                                                 Shares of Capital Stock

        Name                               Authorized         Issued and Outstanding

                                                                    EXHIBIT A-1

                             FORM OF REVOLVER NOTE

                                                                     EXHIBIT A-2

                            FORM OF SWING LINE NOTE

                                                                       EXHIBIT B

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                                                                       EXHIBIT C

                          FORM OF NOTICE OF BORROWING

                                                                       EXHIBIT D

                   FORM OF JOINDER AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT E

                             FORM OF LEGAL OPINION

                                                                       EXHIBIT F

                           FORM OF SHARING AGREEMENT

                                CREDIT AGREEMENT

                                     among

                      WEST PHARMACEUTICAL SERVICES, INC.

                                      and

                         Certain of Its Subsidiaries,

                                 as Borrowers,

                     The Several Lenders From Time to Time
                                Parties Hereto

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                   as Agent

                                      and

                  PNC CAPITAL MARKETS, INC., as Lead Arranger

                           Dated as of May 17, 2004

                         $125,000,000 CREDIT FACILITY

                                                             TABLE OF CONTENTS

SCHEDULES

SCHEDULE I........         Bank and Commitment Information
SCHEDULE II.......Existing Liens
SCHEDULE III......Existing Letters of Credit
SCHEDULE 3.17.....Subsidiaries

EXHIBITS

EXHIBIT A-1.......         Form of Revolver Note
EXHIBIT A-2.......         Form of Swing Line Note
EXHIBIT B.........         Form of Assignment and Acceptance Agreement
EXHIBIT C.........         Form of Notice of Borrowing
EXHIBIT D.........         Form of Joinder and Assumption Agreement
EXHIBIT E.........         Form of Legal Opinion
EXHIBIT F.........         Form of Sharing Agreement